Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS SECOND QUARTER FISCAL YEAR 2020 RESULTS

•	Second quarter net sales were $307 million, up 8% year-over-year

•	Net income of $6.6 million and diluted earnings per share of $0.26

•	Returned $2.6 million to Share Owners in stock repurchases during the quarter
JASPER, IN (February 5, 2020) - Kimball Electronics, Inc. (NASDAQ: KE) today announced financial results for its second quarter ended December 31, 2019.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(Amounts in Thousands, except EPS)	2019	2018	2019	2018
Net Sales	$307,084	$284,149	$620,469	$549,769
Operating Income	$8,684	$10,212	$19,799	$17,244
Adjusted Operating Income (non-GAAP) (1)	$8,684	$10,212	$19,799	$17,152
Operating Income %	2.8%	3.6%	3.2%	3.1%
Net Income	$6,612	$7,115	$13,210	$12,184
Adjusted Net Income (non-GAAP) (1)	$6,612	$6,864	$13,210	$11,863
Diluted EPS	$0.26	$0.27	$0.52	$0.46
Adjusted Diluted EPS (non-GAAP) (1)	$0.26	$0.26	$0.52	$0.45
(1) A reconciliation of GAAP and non-GAAP financial measures is included below.
Donald D. Charron, Chairman and Chief Executive Officer, stated, “We are very pleased with the solid growth results we delivered in the second quarter of fiscal year 2020 despite significant headwinds, including the impact from the strike at General Motors and continued softness in the overall market. We expect softness and fluctuations in the overall demand to continue near term as our customers revise their outlook over the next few quarters, however, we remain cautiously optimistic that we will achieve our goal of 8% organic growth for fiscal year 2020.”
Mr. Charron continued, “We are also pleased with our efforts to minimize the operating margin impact of the strike at GM and we are working diligently to respond to the volatility in demand and change in the mix of our overall business. The signing of the phase one China trade agreement and USMCA provide us with renewed optimism as we further develop our long-term business plans for those geographies.”
Second Quarter Fiscal Year 2020 Overview:

•	Consolidated net sales increased 8% compared to the second quarter of fiscal year 2019.

•	Operating activities used cash of $0.3 million during the quarter, which compares to cash provided by operating activities of $5.6 million in the second quarter of fiscal year 2019.

•
Cash conversion days (“CCD”) for the quarter ended December 31, 2019 were 76 days, flat to the quarter ended December 31, 2018, and up from 73 days in the first quarter of fiscal year 2020. CCD is calculated as the sum of days sales outstanding plus contract asset days plus production days supply on hand less accounts payable days.

•	Investments in capital expenditures were $10.4 million during the quarter.

•	$2.6 million was returned to Share Owners during the quarter in the form of common stock repurchases.

•	Cash and cash equivalents were $52.2 million and borrowings outstanding on credit facilities were $119.4 million at December 31, 2019, including $91.5 million classified as long-term.

•
Return on invested capital (“ROIC”), calculated for the trailing twelve months, was 8.2% and 8.9% for the twelve months ended December 31, 2019 and 2018, respectively (see reconciliation of non-GAAP financial measures for ROIC calculation).

Net Sales by Vertical Market:

	Three Months Ended
	December 31,
(Amounts in Millions)	2019	2018	Percent Change
Automotive	$134.9	$112.4	20%
Medical	85.7	85.7	—%
Industrial	66.4	62.2	7%
Public Safety	14.6	17.9	(18)%
Other	5.5	5.9	(7)%
Total Net Sales	$307.1	$284.1	8%
Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, successful integration of acquisitions, ramp up of new operations, global economic conditions, geopolitical environment, global health emergencies, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, impact related to tariffs and other trade barriers, and increased competitive pricing pressures. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2019.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of share owners’ equity of the Company. The non-GAAP financial measures contained herein include adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. These measures include adjustments for the three and six months ended December 31, 2018 related to adjustments to the provision for income taxes resulting from the U.S. Tax Cuts and Jobs Act (“Tax Reform”), and for the six months ended December 31, 2018, for proceeds from a class action lawsuit settlement. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the financial highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the tax adjustments resulting from Tax Reform and proceeds from the lawsuit settlement. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations.

Conference Call / Webcast

Date:	February 6, 2020
Time:	10:00 AM Eastern Time
Dial-In #:	800-992-4934 (International Calls - 937-502-2251)
Conference ID:	5496371
The live webcast of the conference call can be accessed at investors.kimballelectronics.com. For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.
About Kimball Electronics, Inc.
Kimball Electronics is a multifaceted manufacturing solutions provider of electronics and diversified contract manufacturing services to customers around the world. From our operations in the United States, China, India, Japan, Mexico, Poland, Romania, Thailand, and Vietnam, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (NASDAQ: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.
Lasting relationships. Global success.

Financial highlights for the second quarter ended December 31, 2019 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2019		December 31, 2018
Net Sales	$307,084	100.0%	$284,149	100.0%
Cost of Sales	286,573	93.3%	263,705	92.8%
Gross Profit	20,511	6.7%	20,444	7.2%
Selling and Administrative Expenses	11,827	3.9%	10,232	3.6%
Operating Income	8,684	2.8%	10,212	3.6%
Other Income (Expense), net	143	0.1%	(1,593)	(0.6)%
Income Before Taxes on Income	8,827	2.9%	8,619	3.0%
Provision for Income Taxes	2,215	0.7%	1,504	0.5%
Net Income	$6,612	2.2%	$7,115	2.5%

Earnings Per Share of Common Stock:
Basic	$0.26		$0.27
Diluted	$0.26		$0.27

Average Number of Shares Outstanding:
Basic	25,247		25,993
Diluted	25,330		26,036

(Unaudited)	Six Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2019		December 31, 2018
Net Sales	$620,469	100.0%	$549,769	100.0%
Cost of Sales	577,765	93.1%	511,139	93.0%
Gross Profit	42,704	6.9%	38,630	7.0%
Selling and Administrative Expenses	22,905	3.7%	21,478	3.9%
Other General Income	—	—%	(92)	—%
Operating Income	19,799	3.2%	17,244	3.1%
Other Income (Expense), net	(2,259)	(0.4)%	(2,147)	(0.4)%
Income Before Taxes on Income	17,540	2.8%	15,097	2.7%
Provision for Income Taxes	4,330	0.7%	2,913	0.5%
Net Income	$13,210	2.1%	$12,184	2.2%

Earnings Per Share of Common Stock:
Basic	$0.52		$0.46
Diluted	$0.52		$0.46

Average Number of Shares Outstanding:
Basic	25,371		26,250
Diluted	25,503		26,404

Condensed Consolidated Statements of Cash Flows	Six Months Ended
(Unaudited)	December 31,
(Amounts in Thousands)	2019	2018
Net Cash Flow provided by (used for) Operating Activities	$39,282	$(4,394)
Net Cash Flow used for Investing Activities	(21,974)	(52,481)
Net Cash Flow (used for) provided by Financing Activities	(13,903)	47,264
Effect of Exchange Rate Change on Cash and Cash Equivalents	(478)	(954)
Net Increase (Decrease) in Cash and Cash Equivalents	2,927	(10,565)
Cash and Cash Equivalents at Beginning of Period	49,276	46,428
Cash and Cash Equivalents at End of Period	$52,203	$35,863

	(Unaudited)
Condensed Consolidated Balance Sheets	December 31, 2019	June 30, 2019
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$52,203	$49,276
Receivables, net	196,323	225,555
Contract assets	67,007	51,929
Inventories	202,402	203,840
Prepaid expenses and other current assets	22,578	24,713
Property and Equipment, net	147,761	143,629
Goodwill	19,936	18,104
Other Intangible Assets, net	20,742	22,188
Other Assets	29,013	24,877
Total Assets	$757,965	$764,111

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of borrowings under credit facilities	$27,930	$34,713
Accounts payable	195,159	197,001
Accrued expenses	35,979	43,196
Long-term debt under credit facilities, less current portion	91,500	91,500
Long-term income taxes payable	9,765	9,765
Other	20,794	18,082
Share Owners’ Equity	376,838	369,854
Total Liabilities and Share Owners’ Equity	$757,965	$764,111

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

Operating Income excluding Lawsuit Proceeds
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating Income, as reported	$8,684	$10,212	$19,799	$17,244
Less: Pre-tax Settlement Proceeds from Lawsuit	—	—	—	92
Adjusted Operating Income	$8,684	$10,212	$19,799	$17,152

Net Income excluding Tax Reform and Lawsuit Proceeds
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net Income, as reported	$6,612	$7,115	$13,210	$12,184
Add: Adjustments to Provision for Income Taxes from Tax Reform	—	(251)	—	(251)
Less: After-tax Settlement Proceeds from Lawsuit	—	—	—	70
Adjusted Net Income	$6,612	$6,864	$13,210	$11,863

Diluted Earnings per Share excluding Tax Reform and Lawsuit Proceeds
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Diluted Earnings per Share, as reported	$0.26	$0.27	$0.52	$0.46
Add: Adjustments to Provision for Income Taxes from Tax Reform	—	(0.01)	—	(0.01)
Less: Impact of Settlement Proceeds from Lawsuit	—	—	—	—
Adjusted Diluted Earnings per Share	$0.26	$0.26	$0.52	$0.45

Return on Invested Capital (ROIC)
			Twelve Months Ended
			December 31,
			2019	2018
Operating Income			$44,615	$39,640
Less: Pre-tax Settlement Proceeds from Lawsuits			$215	$92
Adjusted Operating Income (non-GAAP)			$44,400	$39,548
Tax Effect (1)			$9,020	$8,982
After-tax Adjusted Operating Income			$35,380	$30,566
Average Invested Capital (2)			$431,910	$342,408
ROIC			8.2%	8.9%

(1) Accumulated tax effect utilizing the applicable quarterly effective tax rates, excludes tax effect of adjusted items including adjustments related to the U.S. Tax Cuts and Jobs Act.
(2) Average Invested Capital is computed using Share Owners’ equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.